EXECUTION VERSION

FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of July 29, 2016, is by and among COWEN FINANCE HOLDINGS LLC, a Delaware limited liability company (“Finance”), COWEN STRUCTURED HOLDINGS LLC, a Delaware limited liability company (“Structured”), RCG LV PEARL, LLC, a Delaware limited liability company (“Pearl”) and RAMIUS LLC, a Delaware limited liability company (“Ramius”; and together with Finance, Structured and Pearl, each, individually, “Borrower” and, collectively, the “Borrowers”), the Guarantors, the Lenders party hereto, NOMURA CORPORATE FUNDING AMERICAS LLC (the “Departing Lender”) and SUNTRUST BANK, as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrowers, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of August 3, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Guarantors and the Administrative Agent are parties to that certain Guaranty, dated as of August 3, 2015 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Guaranty”);

WHEREAS, the Loan Parties have requested that the Lenders extend the existing stated maturity date to September 29, 2016 and the Lenders and the Departing Lender amend or waive certain other provisions of the Credit Agreement; and

WHEREAS, the Lenders and the Departing Lender party hereto constitute all of the Lenders and are willing to make such amendments and waivers to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
1.1    Amendment to Definition of Revolving Commitment Termination Date. The definition of Revolving Commitment Termination Date set forth in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Commitment Termination Date” shall mean the earliest of (a) September 29, 2016, (b) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 and (c) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

1.2    Amendment to Section 3.2. Section 3.2 of the Credit Agreement is hereby amended by (1) deleting the text “and” at the end of clause (b) in such Section, (2) replacing the “.” at the end of clause (c) in such section with “; and” and (3) adding the following clause (d) to the end of such Section:

(d)    each Lender shall consent to each such Loan or Borrowing in its sole discretion.

1.3    Amendment to Schedule I. In connection with this Amendment, on a one-time basis, the Lenders, the Departing Lender and the Administrative Agent hereby waive the requirements in Section 2.8 of the Credit Agreement that require (a) three (3) Business Days’ prior written notice for the Borrowers’ reduction of the Aggregate Revolving Commitments and (b) the requirement that any partial reduction of the Aggregate Revolving Commitments shall apply to reduce proportionately and permanently the Revolving Commitment of each Lender. Schedule I attached to this Amendment shall replace Schedule I to the Credit Agreement. All other Schedules and Exhibits to the Credit Agreement shall not be modified or otherwise affected.

ARTICLE II
CONDITIONS TO EFFECTIVENESS
2.1    Closing Conditions. This Amendment shall become effective (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent):

(a)    Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Administrative Agent, the Lenders and the Departing Lender.

(b)    Default. After giving effect to this Amendment, no Default or Event of Default shall exist.

(c)    Fees and Expenses. The Administrative Agent shall have received from the Borrowers such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby and King & Spalding LLP shall have received from the Borrowers payment of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment, in each case as required by Section 10.03 of the Credit Agreement and Section 3.4 of this Amendment.

(d)    Prepayment of Loans. The Borrowers shall have prepaid (or shall prepay on the Amendment Effective Date) all Loans (plus all accrued interest through the date of payment and any amounts required pursuant to Section 2.19 of the Credit Agreement). The Lenders and the Departing Lender hereby waive any prior notice of such prepayments to the Administrative Agent required under the Credit Agreement.

(e)    Departing Lender. The Departing Lender shall have received payment in full of all of the Obligations owing to it under the Credit Agreement (other than obligations to pay fees and expenses owing to it under the Credit Agreement with respect to which the Borrowers have not received an invoice, any Hedging Obligations, and contingent indemnity obligations and other contingent obligations owing to it under the Loan Documents).

ARTICLE III
MISCELLANEOUS

3.1    Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:

(a)    Such Loan Party has taken all necessary action to authorize the execution, delivery and performance by such Loan Party of this Amendment.

(b)    This Amendment has been duly executed and delivered by such Loan Party and constitutes such Loan Party’s legal, valid and binding obligation, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(c)    No consent, approval, authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority in the United States or any other Person is required in connection with the execution, delivery or performance by such Loan Party of this Amendment, other than those that have been obtained or made.

(d)    After giving effect to the terms of this Amendment, the representations and warranties set forth in Article IV of the Credit Agreement and Section 3 of the Guaranty (as applicable) are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(e)    After giving effect to the terms of this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

(f)    The Obligations and the Guaranteed Obligations (as defined in the Guaranty) are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims as of the date hereof.

3.2    Reaffirmation of Obligations and Guaranteed Obligations. Each Borrower hereby ratifies the Credit Agreement and acknowledges and reaffirms that it is (a) bound by all terms of the Credit Agreement (as modified by this Amendment) applicable to it and (b) responsible for the observance and full performance of its respective Obligations. Each Guarantor hereby ratifies the Credit Agreement and the Guaranty and acknowledges and reaffirms that it is (a) bound by all terms of the Guaranty (as modified by this Amendment) applicable to it and (b)  responsible for the observance and full performance of its respective Guaranteed Obligations (as defined in the Guaranty).

3.3    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.

3.4    Expenses. The Borrowers agree to pay all reasonable and documented costs and out-of-pocket expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable and documented fees and out-of-pocket expenses of the Administrative Agent’s legal counsel.

3.5    Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.

3.6    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.

3.7    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be effective as an original and shall constitute a representation that an original will be delivered.

3.8    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.

3.9    GOVERNING LAW. This AMENDMENT and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this AMENDMENT or any other Loan Document (except, as to any other Loan Document, as expressly set forth therein) and the transactions contemplated hereby and thereby shall be construed in accordance with and be governed by the law of the State of New York.

3.10    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

3.11    General Release. In consideration of the willingness of the Administrative Agent, the Lenders and the Departing Lender to enter into this Amendment, each Loan Party hereby releases and forever discharges the Administrative Agent, the Swingline Lender, the Lenders, the Departing Lender and the Administrative Agent’s, the Swingline Lender’s, the Lender’s and the Departing Lender’s respective predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Bank Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, including, without limitation, all claims, demands, and causes of action for contribution and indemnity, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which, in each case, any Loan Party may have or claim to have through immediately prior to the Amendment Effective Date against any of the Bank Group in any way related to or connected with the Loan Documents and the transactions contemplated thereby.

3.12    Jurisdiction; Service of Process and Venue; Waiver of Jury Trial. The jurisdiction, service of process, venue and waiver of jury trial provisions set forth in Sections 10.5 and 10.6 of the Credit Agreement and Sections 22 and 23 of the Guaranty are hereby incorporated by reference, mutatis mutandis.

3.13    Departing Lender. Upon the effectiveness of this Amendment, the Departing Lender’s Revolving Commitment under the Credit Agreement shall be terminated and the Departing Lender shall cease to be a Lender under the Credit Agreement from and after the Amendment Effective Date.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:                    COWEN FINANCE HOLDINGS LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

COWEN STRUCTURED HOLDINGS LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

RCG LV PEARL, LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

RAMIUS LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

GUARANTORS:	Cowen Alternative Investments, LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

Cowen Capital Partners II, LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

Cowen Investments, LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

RCG RE Manager, LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

Cowen Structured Holdings, Inc.

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

Ramius V&O Holdings LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

Ramius Advisors, LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

Cowen Finance Company, LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

Cowen Holdings, Inc.

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

Ramius Optimum Investments, LLC

By    /s/ Stephen Lasota
Name: Stephen Lasota
Title: Authorized Signatory

ADMINISTRATIVE AGENT:	SUNTRUST BANK, as the Administrative Agent, as the Swingline Lender and as a Lender

By:         /s/ Andrew Johnson
Name: Andrew Johnson
Title: Director

The undersigned Departing Lender hereby acknowledges and agrees that, from and after the Amendment Effective Date, it is no longer a party to the Credit Agreement.

DEPARTING LENDER:	NOMURA CORPORATE FUNDING AMERICAS LLC, as the Departing Lender

By:         /s/ Sean P. Kelly
Name: Sean P. Kelly
Title: Managing Director

SCHEDULE I

COMMITMENT AMOUNTS

Lender	Revolving Commitment Amount
SunTrust Bank	$15,000,000

10